Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Jason Fredette, Director, Investor Relations
(617) 796-8320
www.sirreit.com

Select Income REIT Shareholders Approve Issuance of Shares
in Cole Corporate Income Trust Acquisition

Newton, MA (January 27, 2015): Select Income REIT (NYSE: SIR) today announced that, at a special meeting held earlier today, its shareholders approved the issuance of SIR common shares to Cole Corporate Income Trust (CCIT) stockholders in the proposed merger of CCIT with a wholly owned subsidiary of SIR. SIR has been advised that, at a separate special meeting held earlier today, CCIT shareholders also voted to approve CCIT’s merger with SIR’s wholly owned subsidiary.

The proposed merger of CCIT with SIR was agreed pursuant to the definitive merger agreement dated August 30, 2014. The transaction is expected to close in the coming days, subject to satisfaction of all remaining closing conditions. The merger transaction is structured as a cash or share election under which CCIT stockholders were able to elect to receive either $10.50 in cash per share of CCIT common stock for up to 60% of CCIT’s outstanding common stock, in aggregate, or 0.36 SIR common shares per share of CCIT common stock for up to 60% of CCIT’s outstanding common stock, in aggregate.  The cash/share election deadline expired at 5:00 p.m., New York time, on January 26, 2015.  Based upon the preliminary report of elections received, SIR expects that 60% of the merger consideration payable to CCIT stockholders will be paid in cash and the remaining 40% will be paid in SIR common shares.

About Select Income REIT

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants. As of September 30, 2014, SIR owned 50 properties (280 buildings, leasable land parcels and easements) with a total of approximately 27.0 million square feet located in 21 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located on the island of Oahu, HI. SIR is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. SIR’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•    THIS PRESS RELEASE DESCRIBES A TRANSACTION BY WHICH SIR WILL ACQUIRE CCIT AND STATES THAT CLOSING OF THE TRANSACTION IS EXPECTED TO OCCUR IN THE COMING DAYS. THE CLOSING OF THE TRANSACTION IS SUBJECT TO CERTAIN CONDITIONS AND CONTINGENCIES. SIR CAN PROVIDE NO ASSURANCE THAT THESE CONDITIONS AND CONTINGENCIES WILL BE SATISFIED. ACCORDINGLY, SIR CAN PROVIDE NO ASSURANCE THAT THIS TRANSACTION WILL BE CONSUMMATED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE.

•    THIS PRESS RELEASE STATES THAT, BASED ON A PRELIMINARY REPORT OF ELECTIONS RECEIVED, SIR EXPECTS THAT 60% OF THE MERGER CONSIDERATION WILL BE PAID IN CASH AND 40% OF THE MERGER CONSIDERATION WILL BE PAID IN SIR COMMON SHARES.  THE PRELIMINARY REPORT IS SUBJECT TO CHANGE AS THE EXCHANGE AGENT FOR THE MERGER HAS NOT COMPLETED ITS VERIFICATION AND TABULATION OF ELECTIONS RECEIVED FROM CCIT STOCKHOLDERS.  AS A RESULT, THE PROPORTION OF THE MERGER CONSIDERATION PAID IN CASH MAY BE LESS THAN 60% AND THE PROPORTION OF THE MERGER CONSIDERATION PAID IN SIR COMMON SHARES MAY BE GREATER THAN 40%.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SIR’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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